Exhibit 99.1

Correction Notice of Press Release Announcing

FS Bancorp, Inc. Reports Record 2020 Results Including $39.3 Million of Net Income or $8.97 Per Diluted Share, and a 24% Increase in Its Dividend to $0.26 for the Thirty-Second Consecutive Quarterly Dividend

MOUNTLAKE TERRACE, WA – February 2, 2021 – FS Bancorp, Inc. (NASDAQ:FSBW)  (the “Company”), the holding company for 1st Security Bank of Washington (the “Bank”) today announced a correction to its earnings release issued on Thursday, January 28, 2021 entitiled,  “FS Bancorp, Inc. Reports Record 2020 Results Including $39.3 Million of Net Income or $8.97 Per Diluted Share, and a 24% Increase in Its Dividend to $0.26 for the Thirty-Second Consecutive Quarterly Dividend”.

In the earnings release, the amount of loans still in deferral status was incorrect.

In the earnings release the sentence in the first paragraph in the section entitled “Updated response to the novel coronavirus of 2019 (“COVID-19) pandemic:”: that read as follows:

As of December 31, 2020, the amount of portfolio loans under payment/relief agreements includes commercial real estate loans of $20.8 million, commercial business loans of $10.6 million, a portfolio one-to-four-family loan of $308,000, and consumer loans of $392,000. Of these loans, $25.4 million (79%) are making interest only payments.

Is corrected to read as follows:

As of December 31, 2020, the amount of portfolio loans under payment/relief agreements includes commercial real estate loans of $31.2 million, commercial business loans of $12.8 million, a portfolio one-to-four-family loan of $308,000, and consumer loans of $392,000. Of these loans, $38.1 million (85.1%) are making interest only payments.

About FS Bancorp

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington. The Bank provides loan and deposit services to customers who are predominantly small- and middle-market businesses and individuals in Western Washington through its 21 Bank branches, one headquarter office that produces loans and accepts deposits, and nine loan production offices in various suburban communities in the greater Puget Sound area, and one loan production office in the market area of the Tri-Cities, Washington. The Bank services home mortgage customers throughout Washington State with an emphasis in the Puget Sound and Tri-Cities home lending markets.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected

FS Bancorp Q4 Earnings
February 2, 2021

to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: the effect of the COVID-19 pandemic, including on the Company’s credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets, the Company’s ability to execute its plans to grow its residential construction lending, mortgage banking, and warehouse lending operations, and the geographic expansion of its indirect home improvement lending; secondary market conditions for loans and the Company’s ability to originate loans for sale and sell loans in the secondary market; legislative and regulatory changes, including as a result of the COVID-19 pandemic; and other factors described in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC which are available on its website at www.fsbwa.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that the Company makes in this press release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be incorrect because of the inaccurate assumptions the Company might make, because of the factors illustrated above or because of other factors that cannot be foreseen by the Company. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause the Company’s actual results for 2021 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company and could negatively affect its operating and stock performance.

Contacts:
Joseph C. Adams,
Chief Executive Officer
Matthew D. Mullet,
Chief Financial Officer
(425) 771-5299
www.FSBWA.com